                                                                    EXHIBIT 99.5

                       VAULT PLEDGE AND SECURITY AGREEMENT

      THIS VAULT PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of ___, 200_, by Vehicle Asset Universal Leasing Trust ("VAULT"), as Pledgor (the "Pledgor"), on behalf of and acknowledged by Central Originating Lease Trust ("COLT") and in favor of any COLT 200_-__ Secured Noteholder (each COLT 200_-__ Secured Noteholder, a "Pledgee" and together, the "Pledgees").

      WHEREAS, General Motors Acceptance Corporation ("GMAC"), as Initial Trust Beneficiary (the "Initial Trust Beneficiary"), the VAULT Trustee, and COLT are parties to the Second Amended and Restated Trust and Servicing Agreement, dated as of March 25, 2004 (the "VAULT Trust Agreement") pursuant to which the trust known as the "Vehicle Asset Universal Leasing Trust," "VAULT Trust," "V.A.U.L. Trust" or "VAULT" (the "Trust") was affirmed;

      WHEREAS, pursuant to the VAULT Trust Agreement, the Trust has agreed to act as nominee holder of legal title to certain vehicles purchased by GMAC and COLT, as Trust Beneficiaries;

      WHEREAS, pursuant to the Transfer Direction, dated as of ___, 200_ (the "VAULT Transfer Direction"), by GMAC, in its capacity as Initial Trust Beneficiary, and acknowledged, accepted and agreed to by the VAULT Trustee, the Servicer and COLT, the Initial Trust Beneficiary directed the VAULT Trustee to hold legal title to the portion of the Applicable Trust Estate of the Initial Trust Beneficiary set forth therein as nominee for the benefit of COLT;

      WHEREAS, COLT and the COLT Indenture Trustee are parties to the COLT Indenture, dated as of ___, 200_ (the "COLT Indenture") pursuant to which COLT issued the COLT 200_- Secured Notes (the "Secured Obligations");

      WHEREAS, COLT, as owner of the beneficial interest in the portion of the Applicable Trust Estate of the Initial Trust Beneficiary transferred pursuant to the VAULT Transfer Direction, has directed VAULT to enter into this Agreement;

      WHEREAS, pursuant to this Agreement, VAULT will pledge its legal title to the Vehicles related to the Series 200_-__ Lease Assets to the Pledgees in order to secure COLT's obligations under the COLT 200_-__ Secured Notes;

      NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. DEFINITIONS. Unless otherwise expressly provided in this Agreement, all capitalized terms used herein shall, unless defined herein, have the respective meanings set forth in the VAULT Trust Agreement; or if not defined therein, in Part I of Exhibit I to the Third Amended and Restated Declaration of Trust, dated as of March 25, 2004 (the "Declaration") by Deutsche Bank Trust Company Delaware, as COLT Owner Trustee, and acknowledged, accepted and agreed to by Central Originating Lease, LLC; or if not defined therein, in
Part I of Exhibit A to the COLT Servicing Agreement, dated as of the date hereof (the "COLT Servicing

Agreement"), between GMAC, as Servicer, COLT and the COLT Indenture Trustee. The rules of usage set forth in Part II of Exhibit A to the COLT Servicing Agreement shall apply hereto.

      SECTION 2. GRANT OF SECURITY INTEREST. As security for the prompt payment and performance of all Secured Obligations by COLT whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter arising, the Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Pledgees, and grants to the Pledgees, a continuing lien on and security interest in all of Pledgor's legal title to the Vehicles related to the Series 200_-__ Lease Assets (the "Pledged Collateral"), whether now existing or hereafter arising or acquired or substituted, for the ratable benefit of the Pledgees and their respective successors, transferees and assigns. The Pledgees acknowledge that VAULT holds legal title to the Vehicles related to the Series 200_-__ Lease Assets in trust for the benefit of COLT, who enjoys all beneficial interest therein pursuant to the VAULT Trust Agreement and that such beneficial interest is not included in the Pledged Collateral.

      SECTION 3. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants that the Pledgor is a statutory trust, validly existing and in good standing under the laws of the state of Delaware and all vehicles held by the Pledgor are held in the name of VAULT and not in the name of the VAULT Trustee. The Pledgor also represents and warrants that it has not granted a lien in the Pledged Collateral to any Person except the Pledge granted hereunder.

      SECTION 4. CONTINUING PLEDGE. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until the payment in full of all Secured Obligations, (b) be binding upon the Pledgor and its successors, transferees and assigns, and (c) inure, together with the rights and remedies of the Pledgees, to the benefit of the Pledgees and their respective successors, transferees and assigns.

      SECTION 5. RELEASE OF SECURITY INTEREST. The Pledgees hereby acknowledge and agree that, if in accordance with Sections 2.04, 2.06 or 2.14 of the COLT Servicing Agreement or Section 4.04 of the COLT Sale and Contribution Agreement, COLT sells or reconveys any Vehicle related to a Series 200_-__ Lease Asset, the Pledgees' security interest in legal title to the Vehicles that are sold or reconveyed by COLT will be released automatically upon such sale or reconveyance, and, in the case of the sale of a Vehicle pursuant to Sections
2.04 or 2.06 of the COLT Servicing Agreement, the Servicer shall instruct the Trust to convey legal title to the Vehicle to the purchaser of such Vehicle.

      SECTION 6. REINSTATEMENT, ETC. If at any time any payment (in whole or in part) of any of the Secured Obligations is rescinded or must otherwise be restored by the Pledgees, due to the insolvency, bankruptcy or reorganization of COLT or otherwise, such Secured Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application of payment, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Secured Obligations all as though such application of payment had not been made.

      SECTION 7. WAIVER, ETC. The Pledgor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Agreement and any requirement that the Pledgees protect, secure, perfect or insure any security

                                                 COLT 200_-__ Security Agreement
interest or lien, or any property subject thereto, or exhaust any right or take any action against any other Person or entity or any collateral securing any Secured Obligations.

      SECTION 8. REMEDIES. The Pledgees may exercise all rights and remedies of a secured party following the occurrence of and during the continuation of any Event of Default under the COLT Indenture under the Uniform Commercial Code as in effect in the State of New York.

      SECTION 9. NONENCUMBRANCE. The undersigned will not and COLT has not directed VAULT to sell, assign, transfer, pledge or encumber in any other manner the Pledged Collateral (except as in favor of the Pledgees hereunder), except the rights of COLT in such Vehicles related to the Series 200_-__ Lease Assets as Applicable Trust Beneficiary granted under the VAULT Trust Agreement, which rights are not included in the Pledged Collateral.

      SECTION 10. COLT 200_-__ BASIC DOCUMENTS. This Agreement is executed in connection with the COLT 200_-__ Basic Documents and shall be construed, administered and applied in accordance with the terms and provisions thereof.

      SECTION 11. ADDITIONAL TERMS. In addition to the agreements set forth in
Section 5, the Pledgees hereby agree to release (or cause to be released) all of their respective interests in the Pledged Collateral upon the occurrence of the full and complete satisfaction of the Secured Obligations and upon satisfaction and discharge of the COLT Indenture pursuant to Section 4.1 of the COLT Indenture, which release shall be automatic upon such full and complete satisfaction of the Secured Obligations.

      SECTION 12. MISCELLANEOUS.

      (a) The Section headings herein are for convenience only and shall not affect the construction hereof.

      (b) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      (c) This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      (d) This Agreement shall be binding upon the parties hereto and their successors and assigns, whether so expressed or not, and shall inure to the benefit of the parties hereto and the successors and assigns of the Pledgees, whether so expressed or not.

      (e) No amendment to or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in

                                                 COLT 200_-__ Security Agreement
writing and signed by the Pledgees and the Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

      (f) All notices, demands, instructions, consents and other communications required or permitted to be given to or made by any party hereto hereunder shall be as specified in Part III of Exhibit I to the Declaration.

      (g) Notwithstanding any other provision of this Agreement and notwithstanding any prior termination of this Agreement, the parties hereto shall not, prior to the date which is one year and one day after the final distribution to the COLT 200_-__ Secured Noteholders or the COLT 200_-__ Certificateholder, acquiesce, petition or otherwise invoke or cause VAULT to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against VAULT under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of VAULT or any substantial part of its property, or ordering the winding up or liquidation of the affairs of VAULT.

      (h) In accordance with the provisions of the VAULT Trust Agreement, the Pledgees hereby acknowledge the terms of the VAULT Trust Agreement.

      (i) It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as owner trustee of COLT,
(b) each of the representations, undertakings and agreements herein made on the part of COLT is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware but is made and intended for the purpose of binding only COLT, and (c) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of COLT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by COLT under this Agreement or the other COLT 200_-__ Basic Documents.

      (j) It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as owner trustee of CARAT,
(b) each of the representations, undertakings and agreements herein made on the part of CARAT is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware but is made and intended for the purpose of binding only CARAT, and (c) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of CARAT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by CARAT under this Agreement or the other CARAT Basic Documents.

      (k) It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Chase Manhattan Bank USA, National Association, not individually or personally but solely as trustee of VAULT, (b) each of the representations, undertakings and agreements herein made on the part of VAULT is made and intended not as personal representations, undertakings and agreements by Chase Manhattan Bank USA, National

                                                 COLT 200_-__ Security Agreement

Association but is made and intended for the purpose of binding only VAULT, and
(c) under no circumstances shall Chase Manhattan Bank USA, National Association be personally liable for the payment of any indebtedness or expenses of VAULT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by VAULT under this Agreement or otherwise.

      (l) By its written acknowledgment of this Agreement, COLT hereby authorizes and directs the Trustee and the Trust to enter into this Agreement with respect to COLT's Applicable Trust Estate.

                                                 COLT 200_-__ Security Agreement

      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                            VEHICLE ASSET UNIVERSAL LEASING
                            TRUST

                            By: CHASE MANHATTAN BANK USA,
                            National Association, not in its individual capacity but solely as VAULT Trustee
                            By:______________________________________
                            Name:____________________________________
                            Title:___________________________________

ACKNOWLEDGED AND AGREED:

CENTRAL ORIGINATING LEASE TRUST

By: Deutsche Bank Trust Company Delaware,
    not in its individual capacity but solely as
    COLT Owner Trustee

By:___________________________________
Name:
Title:

GENERAL MOTORS ACCEPTANCE CORPORATION,
      as a COLT 200_-__ Secured Noteholder

By:___________________________________
Name:
Title:

CAPITAL AUTO RECEIVABLES, INC, as a
      COLT 200_-__ Secured Noteholder

By:___________________________________
Name:
Title:

                                                 COLT 200_-__ Security Agreement

CAPITAL AUTO RECEIVABLES ASSET
TRUST 200_-__ , as a COLT 200_-
      Secured Noteholder

By: Deutsche Bank Trust Company Delaware,
    not in its individual capacity but solely as
    CARAT Owner Trustee

By:___________________________________
Name:
Title:

                                                 COLT 200_-__ Security Agreement

                                   SCHEDULE I

                        PLEDGOR'S CHIEF EXECUTIVE OFFICE:

                      VEHICLE ASSET UNIVERSAL LEASING TRUST
                       C/O CHASE MANHATTAN BANK USA, N.A.
                           500 STANTON CHRISTIANA ROAD
                                     FLOOR 3
                                      OPS 4
                                NEWARK, DE 19713
                              (302) 552-6280 (TEL)

                                                 COLT 200_-__ Security Agreement

                                   SCHEDULE II

                                   TRADE NAMES

                                      VAULT
                                   VAULT TRUST
                                 V.A.U.L. TRUST

                                                                       EXHIBIT B
                                         to the COLT 200_-__ Servicing Agreement

                        FORM OF COLT CUSTODIAN AGREEMENT

                                See Exhibit 99.9

                                                        COLT Servicing Agreement